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                                                                    EXHIBIT 99.4


                              ASAT (FINANCE) LLC

                               OFFER TO EXCHANGE
                    OUTSTANDING 12.5% SENIOR NOTES DUE 2006
                                      FOR
                          12.5% SENIOR NOTES DUE 2006
                       WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933
                                      AND
                             CONSENT SOLICITATION

               PURSUANT TO THE PROSPECTUS DATED __________, 2000

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     THE REGISTERED EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00
P.M. NEW YORK CITY TIME, ON THE EARLIER OF [     ] , 2000 (UNLESS EXTENDED) OR
THE DATE ON WHICH 100% OF THE ORIGINAL NOTES ARE VALIDLY TENDERED AND NOT WITHDRAWN (THE "EXPIRATION DATE"). TENDERED ORIGINAL NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE OF THE REGISTERED EXCHANGE OFFER.
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To Our Clients:

Enclosed for your consideration is a Prospectus, dated ________, 2000 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of ASAT (Finance) LLC, a Delaware limited liability company (the "Issuer"), to consent to the proposed amendment to the indenture (the "Proposed Amendment") and to exchange its outstanding 12.5% Senior Notes Due 2006 (the "Original Notes"), guaranteed by ASAT Holdings Limited, ASAT Limited and its subsidiaries (the "Guarantors"), for the Issuer's 12.5% Senior Notes Due 2006, also guaranteed by the Guarantors and registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer and the Guarantors under the Purchase Agreement dated as of October 26, 1999 by and among the Issuer, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc., as initial purchasers (the "Initial Purchasers") of the Original Notes, and the Registration Rights Agreement dated as of October 29, 1999 by and among the Issuer, the Guarantors and the Initial Purchasers.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us (1) to deliver your consent to the Proposed Amendment and (2) to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 2000, unless extended by the Issuer and the Guarantors. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1.   The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer."
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3.   Any transfer taxes incident to the transfer of Original Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer and Consent Solicitation expires at 5:00 p.m., New York City time, on _________, 2000, unless extended by the Issuer and the Guarantors.

If you wish to have us deliver your consent to the Proposed Amendment and to tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. If you do not consent to the Proposed Amendment, please check the box indicated. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.
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                         INSTRUCTIONS WITH RESPECT TO
                  THE EXCHANGE OFFER AND CONSENT SOLICITATION

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and Consent Solicitation made by ASAT (Finance) LLC with respect to its Original Notes.

This will instruct you to deliver my consent to the Proposed Amendment and to tender the Original Notes held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

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 [_] CHECK HERE IF YOU DO NOT CONSENT TO THE PROPOSED AMENDMENT
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[_]  Please tender my Notes held by you for my account or benefit and deliver my
Consent to the Proposed Amendment with respect to such Notes. If I wish to tender less than all of my Notes, I have identified on a signed schedule attached hereto the principal amount of Notes to be tendered in integral multiples of $1,000.

[_] Please do not tender any Notes held by you for my account or benefit and do not deliver my Consent to the Proposed Amendment.


Date:  ________________________, 2000        ___________________________________
                                                         Signature(s)

                                             ___________________________________


                                             ___________________________________
                                                  Please print name(s) here

                                             ___________________________________


                                             ___________________________________
                                                          Address(es)

                                             ___________________________________
                                                Area Code and Telephone Number

                                             ___________________________________
                                                    Tax Identification or
                                                    Social Security No(s)



None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.